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                                                                   EXHIBIT 5.2


       Barristers & Solicitors                 MCCARTHY TETRAULT LLP
       Patent & Trade-mark Agents              P.O. Box 10424, Pacific Centre
McCarthy Tetrault                              Suite 1300, 777 Dunsmuir Street
                                               Vancouver BC  V7Y 1K2
                                               Canada
                                               Telephone:  604 643-7100
                                               Facsimile:  604 643-7900
                                               www.mccarthy.ca




We consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement on Form F-10 and related Prospectus of Intrawest Corporation (the "Corporation") for the registration of 10.50% Senior Exchange Notes due February 1, 2010 of the Corporation.

Yours very truly,

/s/ McCarthy Tetrault LLP
-----------------------------

Vancouver, British Columbia
November 6, 2002
















Vancouver, Calgary, London, Toronto, Ottawa, Montreal, Quebec, New York and London, England
An Ontario Limited Liability Partnership